                                                                    EXHIBIT 10.2

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       AND

                              THE BANK OF NEW YORK,
                  NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                    TRUSTEE OF THE STREETTRACKS(R) GOLD TRUST

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                           STREETTRACKS(R) GOLD TRUST

                      UNALLOCATED BULLION ACCOUNT AGREEMENT

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THIS AGREEMENT is made on November   , 2004

BETWEEN

(1)      HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, whose principal place of business in England is at 8 Canada Square, London
         E14 5HQ ("WE" or "US"); and

(2)      THE BANK OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
         TRUSTEE (THE "TRUSTEE") OF STREETTRACKS(R) GOLD TRUST (THE
         "STREETTRACKS(R) GOLD TRUST") as established pursuant to the Trust
         Indenture (defined below) ("YOU").

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account and to provide other services to you in connection with your Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services and your
Unallocated Account.

IT IS AGREED AS FOLLOWS

1.       INTERPRETATION

1.1      DEFINITIONS: In this agreement:

         "ACCOUNT BALANCE" means the balance from time to time standing to your credit in your Unallocated Account.

         "ALLOCATED ACCOUNT" means the account maintained by us in your name pursuant to the Allocated Bullion Account Agreement.

         "ALLOCATED BULLION ACCOUNT AGREEMENT" means that certain Allocated
         Bullion Account Agreement between you and us dated on or about the date of this Agreement.

         "AVAILABILITY DATE" means the Business Day on which you wish us to credit to your Unallocated Account either Bullion from your Allocated
         Account or Precious Metal from a Third Party Unallocated Account.

         "BULLION" means the Precious Metal standing to your credit in your
         Unallocated Account or held for you in your Allocated Account, as the case may be.

         "BUSINESS DAY" means a day other than (i) a day on which the New York
         Stock Exchange, Inc. is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for

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         less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

         "LBMA" means The London Bullion Market Association or its successors.

         "PARTICIPANT" means a Participant as defined in the Trust Indenture.

         "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time among the Trustee and each Participant, as those terms are defined in the Trust Indenture.

         "PARTICIPANT UNALLOCATED ACCOUNT" means the Precious Metal account a
         Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

         "PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT" means that certain
         Participant Unallocated Bullion Account Agreement in effect from time to time between us and each Participant pursuant to which we maintain the Participant's Participant Unallocated Account.

         "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
         Metal.

         "PRECIOUS METAL" means gold.

         "RULES" means the rules, regulations, practices and customs of the LBMA
         (including without limitation the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

         "SPONSOR" means World Gold Trust Services, LLC.

         "THIRD PARTY UNALLOCATED ACCOUNT" means a Precious Metal account maintained by us on an Unallocated Basis in the name of a person other than you in your capacity as Trustee of the streetTRACKS(R) Gold Trust.

         "TRUST INDENTURE" means that certain Trust Indenture of streetTRACKS(R)
         Gold Trust dated as of November   , 2004, between World Gold Trust
         Services, LLC, as Sponsor, and The Bank of New York, as Trustee,
         effective November   , 2004.

         "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to this agreement.

         "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of
         Precious Metal equal to the amount of Precious Metal

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         standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

         "VAT" means value added tax as provided for in the Value Added Tax Act
         1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United
         Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

         "WITHDRAWAL DATE" means the Business Day on which you wish to debit
         Bullion from your Unallocated Account and credit such Bullion either to your Allocated Account or to a Third Party Unallocated Account.

1.2      HEADINGS: The headings in this agreement do not affect its interpretation.

1.3      SINGULAR AND PLURAL; OTHER USAGES:

            (a)   References to the singular include the plural and vice versa.

            (b)   "A or B" means "A or B or both."

            (c)   "Including" means "including but not limited to."

2.       UNALLOCATED ACCOUNT

2.1      OPENING UNALLOCATED ACCOUNT: We shall open and maintain the Unallocated
         Account for you in respect of Bullion.

2.2      TRANSFERS INTO AND OUT OF UNALLOCATED ACCOUNT: The Unallocated Account
         shall evidence and record the amount of Bullion standing to your credit therein and increases and decreases to that amount.

2.3      DENOMINATION OF UNALLOCATED ACCOUNT: The Unallocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4      REPORTS: For each Business Day, by no later than the following Business
         Day, we will transmit to you by authenticated SWIFT message(s)
         information showing the increases and decreases to the Bullion standing to your credit in your Unallocated Account, and identifying separately each transaction and the Business Day on which it occurred. On each
         Business Day that is a Withdrawal Date, we will send you a notification as of 2:00 p.m. (London time) (i) as to each Participant, of the amount of Precious Metal transferred from the Participant's Participant
         Unallocated Account to your Unallocated Account, (ii) of the amount of
         Bullion transferred from your Unallocated Account to your Allocated
         Account and (iii) of the amount of any remaining Bullion in your
         Unallocated Account, and we will use commercially reasonable efforts to send the notification by approximately 2:00 p.m. (London time). In addition, we will provide you such information about the increases and decreases to the Bullion standing to your credit in your Unallocated
         Account on a same-day basis at such other times and in such other form as you and we shall agree. In the case of any difference between the information provided

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         by authenticated SWIFT message and the information we provide you pursuant to either of the two immediately preceding sentences, the
         SWIFT message will be controlling, and we shall not be liable for your or any third party's reliance on the information we provide to you by means other than SWIFT message. For each calendar month, we will provide you within a reasonable time after the end of the month a statement of account for your Unallocated Account.

2.5      REVERSAL OF ENTRIES: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this agreement, we shall reverse or amend any entries to your
         Unallocated Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made.
         Without limiting the foregoing, if Bullion delivered to your Allocated
         Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your Unallocated Account with the requisite amount of Bullion if the determination reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your Allocated Account and debit your Unallocated Account with the requisite amount of Bullion if the determination increases the total fine ounces of Bullion that should have been credited to your Allocated
         Account.

2.6      ACCESS: Upon reasonable prior written notice, we will, during our normal business hours, allow your representatives, not more than twice during any calendar year, and your independent public accountants, in connection with their audit of the financial statements of the
         streetTRACKS(R) Gold Trust, to visit our premises and examine such records maintained by us in relation to your Unallocated Account as they may reasonably require. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide. Any visits by your representatives pursuant to clause 2.6 of the Allocated Bullion Account Agreement shall be deemed to be a visit for purposes of this clause 2.6.

3.       TRANSFERS INTO THE UNALLOCATED ACCOUNT

3.1      PROCEDURE: We will credit to your Unallocated Account only the amount of Bullion we receive from your Allocated Account or the amount of
         Precious Metal we receive from a Third Party Unallocated Account for credit to your Unallocated Account. Unless we otherwise agree in writing, the only Precious Metal we will accept in physical form for credit to your Unallocated Account is Bullion you have transferred from your Allocated Account. By 9:00 a.m. (London time) on the day that is two Business Days prior to the Availability Date, you will notify us regarding each amount of Bullion or Precious Metal that you are expecting to be credited to your Unallocated Account from a Participant
         Unallocated Account, and the identity of the Participant Unallocated
         Account from which such credit will be made. If, on any Business Day, a
         Participant's instruction to us to transfer Bullion to your Unallocated
         Account is revoked pursuant to clause 5.5 of that

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         Participant's Participant Unallocated Bullion Account Agreement, we
         shall send you a notification by email identifying such Participant by the close of business in London on that day. We shall use commercially reasonable efforts to send you such notification by 5:00 p.m. (London time). When by reference to your notifications and instructions to us we reasonably believe an amount of Bullion has been credited to your
         Unallocated Account in error, we will notify you promptly and, pending our joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 4.5 below.

3.2      RIGHT TO REFUSE BULLION OR AMEND PROCEDURE: We may refuse to accept transfers of Bullion into your Unallocated Account, amend the procedure in relation to the transfer of Bullion into your Unallocated Account or impose such additional procedures in relation to the transfer of
         Bullion into your Unallocated Account as we may from time to time consider appropriate. Any such refusal will be promptly notified to you. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion into your Unallocated Account, and in doing so we will consider your needs to communicate any such change to Participants and others.

4.       TRANSFERS FROM THE UNALLOCATED ACCOUNT

4.1      PROCEDURE: We will transfer Bullion from your Unallocated Account to such persons and at such times and on such terms as specified in your instructions to us and not otherwise. A transfer of Bullion from your
         Unallocated Account may only be made by:

            (a)   transfer of Bullion to a Third Party Unallocated Account; or

            (b)   transfer of Bullion to your Allocated Account, including
                  pursuant to the standing instruction provided in clause 4.5;
                  or

            (c)   subject to clause 4.4, by either (i) making the Bullion
                  available for collection at our vault premises, or as we may direct or (ii), if separately agreed, delivering the Bullion to such location as we agree at your expense and risk.

         Any Bullion to be made available in physical form pursuant to clause
         4.1(b) or (c) will be in a form which complies with the Rules or in such other form as may be agreed between us, and in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to debit.

4.2      INSTRUCTION REQUIREMENTS: You may at any time instruct us to transfer
         Bullion standing to the credit of your Unallocated Account. Any instruction relating to a transfer of Bullion other than pursuant to a standing instruction must:

            (a)   if it relates to a transfer pursuant to clause 4.1(a), be
                  received by us no later than 3:00 p.m. (London time) on the
                  Withdrawal Date or 3:30 p.m. (London time) on a Withdrawal
                  Date occurring when London is and New York is not on daylight

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                  savings time unless otherwise agreed and specify the details of the Third Party Unallocated Account(s) to which the Bullion is to be transferred;

            (b)   if it relates to a transfer pursuant to clause 4.1(b), be
                  received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the details of your
                  Allocated Account to which the Bullion is to be transferred;

            (c)   if it relates to a withdrawal pursuant to clause 4.1(c), be received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the name of the person or carrier that will collect the Bullion from us or the identity of the person to whom delivery is to be made, as the case may be; and

            (d)   in all cases, specify the number of fine ounces of Bullion to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require.

4.3      POWER TO AMEND PROCEDURE AND NOTICE OF AMENDMENTS TO AGREEMENTS: We may
         amend the procedure for the transfer of Bullion from your Unallocated
         Account or impose such additional procedures as we may from time to time consider appropriate. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion from your Unallocated
         Account, and in doing so we will consider your needs to communicate any such change to Participants and others. We also will provide you a copy of any proposed amendment to the form of the Participant Unallocated
         Bullion Account Agreement no later than 15 Business Days before the amendment's scheduled effectiveness.

4.4      PHYSICAL WITHDRAWALS OF BULLION: Upon your instruction, we will debit
         Bullion from your Unallocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Unallocated Account (rather than by crediting it to a Third Party Unallocated Account) only in exceptional circumstances, as for example when we are unable to transfer Precious Metal on an Unallocated Basis. In the case of all physical withdrawals of Bullion from your Unallocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or

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         delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated
         Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass at the Point of Delivery to the person to whom or to or for whose account such Bullion is transferred, delivered or collected.

4.5      STANDING INSTRUCTION: We will use commercially reasonable efforts to comply with the following instruction, which we acknowledge you are giving to us for execution as a standing instruction:

               As early as we can but in any event by the close of business
               (London time) on each Business Day, we will transfer to your
               Allocated Account from the Bullion standing to your credit in your Unallocated Account an amount of Bullion such that the amount of Bullion that remains standing to your credit in your
               Unallocated Account after any transfers on that day pursuant to clause 4.1 does not exceed 430 fine ounces.

4.6      PHYSICAL WITHDRAWAL OF ENTIRE UNALLOCATED ACCOUNT BALANCE. If, when you notify us in connection with a physical withdrawal of Bullion from your
         Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction, and will purchase for cash the remainder of the Bullion in your Unallocated Account based on the price of an ounce of gold as fixed by the five members of the London gold fix at or about 10:30 a.m.
         London time (the "London A.M. Fix") on the date you are withdrawing the
         Bullion physically, or if there is no London A.M. Fix for Gold for such date, then the London A.M. Fix for Gold for the next Business Day.

5.       INSTRUCTIONS

5.1      YOUR REPRESENTATIVES: We will act only on instructions given in accordance with this clause 5.1 and clause 11 and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the streetTRACKS(R) Gold Trust. You shall notify us promptly in writing of the names of the people who are authorized to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2      AMENDMENTS: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction canceling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any instructions shall have effect only after actual receipt by us.

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5.3      UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4      REFUSAL TO EXECUTE: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the
         Rules or any applicable law.

6.       CONFIDENTIALITY

6.1      DISCLOSURE TO OTHERS: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this agreement and that we tell you, at or before the time we provide it, we are providing to you on a confidential basis.

6.2      PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorizes the other to make such disclosures without further reference to such party.

7.       REPRESENTATIONS

7.1      YOUR REPRESENTATIONS:  You represent and warrant to us that:

            (a)   you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to
                  enable you lawfully to enter into and perform your duties and obligations under this agreement;

            (b)   the persons entering into this agreement on your behalf have been duly authorised to do so; and

            (c)   this agreement and the obligations created under it are
                  binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity)
                  and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which you are bound.

7.2      OUR REPRESENTATIONS:  We represent and warrant to you that:

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            (a)   We have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to
                  enable us lawfully to enter into and perform our duties and obligations under this agreement;

            (b)   the persons entering into this agreement on our behalf have been duly authorised to do so; and

            (c)   this agreement and the obligations created under it are
                  binding upon us and enforceable against us in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which we are bound.

8.       EXPENSES

8.1      EXPENSES: You must pay us on demand all costs, charges and expenses
         (including any relevant taxes charged to us, duties and reasonable legal fees) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with any Unallocated Account (including, without limitation, delivery, collection and storage costs).

8.2      CREDIT  BALANCES:  No interest or other amount will be paid by us on any credit balance on an Unallocated Account unless otherwise agreed between us.

8.3      DEBIT BALANCES: You are not entitled to overdraw an Unallocated Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause any Unallocated Account to be overdrawn. If for any reason an Unallocated Account is overdrawn, you will be required to pay us interest in on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full.

8.4      DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
         above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.       SCOPE OF RESPONSIBILITY

9.1      EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement and will only be responsible for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the
         Account Balance at the time such negligence, fraud or wilful default is discovered by us, provided that we notify you promptly after we discover such negligence, fraud or wilful default. If

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         we deliver from your Unallocated Account Bullion that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

9.2      NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3      FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control.
         This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4      INDEMNITY: You shall solely out of the assets of the streetTRACKS(R)
         Gold Trust indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
         Exchange Commission under the United States federal Securities Act of
         1933, as amended) and subsidiaries (us and each such person a
         "Custodian Indemnified Person" for purposes of this clause 9.4)
         indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which any such Custodian
         Indemnified Person may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to our negligence, willful default or fraud or that of such Custodian Indemnified Person.

9.5      THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it, except Custodian
         Indemnified Persons, and do intend that the Contracts (Rights of Third
         Parties) 1999 Act shall not apply to this Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the streetTRACKS(R) Gold Trust or to limit the right of any successor Trustee of the streetTRACKS(R) Gold Trust to enforce our obligations hereunder.

9.6      OTHER ACTIVITIES: We and any of our affiliates may act as a Participant or own or hold Precious Metal or shares issued by the streetTRACKS(R)
         Gold Trust or both and may deal with them in any manner, including acting as underwriter for the shares, with the same rights and powers as if we were not a party to this agreement.

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 11 -

10.      TERMINATION

10.1     NON-TERMINATION: This agreement may not be terminated for one year following the "Initial Date of Deposit," as that term is defined in the
         Trust Indenture, unless the streetTRACKS(R) Gold Trust is terminated during that period.

10.2     METHOD Subject to the requirement of clause 10.1, either party may terminate this agreement by giving not less than 90 Business Days'
         written notice to the other party. Any such notice given by you must specify:

            (a)   the date on which the termination will take effect;

            (b)   the person to whom each Account Balance which is a credit
                  balance is to be transferred; and

            (c)   all other necessary arrangements for the transfer or
                  repayment, as the case may be, of each Account Balance.

10.3     RESIGNATION OF TRUSTEE: In the event you resign or are discharged or removed as Trustee, this agreement will terminate 90 Business Days following your resignation, discharge or removal unless a successor trustee to the streetTRACKS(R) Gold Trust is appointed before the end of the 90 Business Day period or a full liquidation of the
         streetTRACKS(R) Gold Trust is started during the 90 Business Day period and you request us to continue the agreement in effect until the liquidation is completed.

10.4     REDELIVERY ARRANGEMENTS: Following any termination of this agreement, if you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account Balance we may continue to maintain that Unallocated Account, in which case we will continue to charge any expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any
         Account Balance within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close each Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.5     EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

11.      NOTICES

11.1     FORM: Subject to clause 11.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 11.2.

11.2     METHOD OF TRANSMISSION: Any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 12 -

         recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree to the party due to receive the notice or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

11.3     DEEMED RECEIPT ON NOTICE: A notice, notification, instruction or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

11.4     RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given that are permitted to be given orally under this agreement.

11.5     INSTRUCTIONS RELATING TO BULLION: All notices, notifications, instructions and other communications relating to the movement of
         Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

         Precious Metals Operations
         HSBC Bank USA, National Association
         8 Canada Square
         London E14 5HQ
         Tested Telex: 889217 RNB
         SWIFT: BLIC GB2L

12.      GENERAL

12.1     NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transfer into, or withdrawals from, your Unallocated Account.

12.2     RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Unallocated Accounts, except that we will not have any right to set off against any account we maintain or property that we hold for you under this agreement any claim or amount that we may have against you or that may be owing to us other than pursuant to this agreement, no matter how that claim or amount arose.

12.3     ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors, including any successor trustees, and assigns. This Agreement may not be assigned by either party without the written consent of the other party, except that this clause shall not restrict our power to merge or consolidate with any party, or to dispose of all or part of our custody business.

12.4     AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 13 -

         by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

12.5     PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause)
         will not in any way be affected or impaired.

12.6     ENTIRE AGREEMENT: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this agreement.

12.7     JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

12.8     COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

12.9     BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
         Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

12.10    PROCESSING OF ACCOUNT ENTRIES: Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated
         Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this agreement and the Allocated Bullion Account Agreement, occur on a Business Day and
         (ii) all end of Business Day account balances in the Allocated Account and the Unallocated Account are prepared overnight as at the close of our business (usually 4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

                Reports of a transfer of Precious Metal from a Third Party
                Unallocated Account for credit to your Unallocated Account on a
                Business Day and a debit of Bullion from your Unallocated
                Account for credit to your Allocated Account on that Business
                Day pursuant to the standing instruction contained in the
                Unallocated Bullion Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that
                Business Day shall be prepared overnight as at the close of our business on that Business Day.

                Reports of a transfer of Bullion which we debit from your
                Allocated Account for credit to your Unallocated Account on a
                Business Day and a transfer of Bullion which we debit from your
                Unallocated Account for credit to a Third Party Unallocated
                Account on that Business Day and of the balances in your
                Allocated Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 14 -

         When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your
         Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the
         Bullion to be debited from your Allocated Account stands to your credit in your Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

12.11    MAINTENANCE OF THIS AGREEMENT. Concurrently with this agreement, we and you are entering into the Allocated Bullion Account Agreement. That agreement shall remain in effect as long as this agreement remains in effect, and if that agreement is terminated, this agreement terminates with immediate effect.

12.12    PRIOR AGREEMENTS:The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

12.13    COOPERATION: During the term of this agreement, we and you will cooperate with each other and make available to each other upon reasonable request any information or documents necessary to insure that each of our respective books and records are accurate and current.

13.      GOVERNING LAW AND JURISDICTION

13.1     GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

13.2     JURISDICTION: We both agree the courts of the State of New York, in the
         United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

13.3     WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

13.4     SERVICE OF PROCESS: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 15 -

         Our address for service of process:                          Your address for service of process
         HSBC Bank USA, National Association, London Branch           The Bank of New York
         8 Canada Square                                              2 Hanson Place
         London, E14 5HQ, United Kingdom                              Brooklyn, New York 11217
         Attention:        Precious Metals Department                 Attention:    ADR Administration
                           Legal Department

EXECUTED by the parties as follows

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

streetTRACKS(R)  Gold Trust
Unallocated Bullion Account Agreement       - 16 -

Signed on behalf of
HSBC BANK USA, NATIONAL ASSOCIATION
by

Signature
                  ................................................
Name
                  ................................................
Title
                  ................................................

Signature
                  ................................................
Name
                  ................................................
Title
                  ................................................

Signed on behalf of
THE BANK OF NEW YORK,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
TRUSTEE OF THE STREETTRACKS(R) GOLD TRUST,
by

Signature
                  ................................................
Name
                  ................................................
Title
                  ................................................

                                                                  Signature Page
                                                      streetTRACKS(R) Gold Trust
                                          Unallocated Bullion Accounts Agreement